Exhibit 99.1

August 6, 2020

We are enclosing our press release dated July 15, 2020 which details our operating results for the second quarter of 2020 and year to date through June 30th. This allows us to provide more information to you about bank operations and local economic conditions, and potential impact on your company’s financial performance, all in the context of the pandemic health crisis our country faces.

Thus far, the areas we serve, Northern Vermont and Northern New Hampshire, have fared well during the pandemic from a human health standpoint. Bank operations have settled into a “new normal” as our branch lobbies have re-opened with plexiglass shields at teller windows, limits on the number of customers entering at a given time, and staff wearing masks. We have approximately 60 employees now working from home that we are not yet ready to bring back into bank facilities, though some are more than ready to return. We are developing a plan for bringing staff back into our offices while following appropriate social distancing protocols. We, like many businesses, are anxiously watching how schools and daycare facilities are going to operate this fall as this will greatly impact our workforce.

As the pandemic has unfolded, the economic impact on our communities has been uneven, with both positive and negative consequences for the people and businesses in our region. The variables have been government directives, the consumer’s reaction to the pandemic, and the creativity and resilience of business managers. Government directives for businesses to close and requiring people to stay home have obviously had a deleterious effect on all businesses not deemed “essential.” Many of these businesses such as residential construction, farm and garden, outdoor recreation retailers, and take out food service have roared back to life and in some cases are exceeding pre-pandemic sales as government restrictions have been lifted. Lodging and “dine in” restaurants and their employees continue to have their sales volumes off, in many cases significantly. As we	discussed in our first quarter letter, we have participated fully in the SBA Payroll Protection Program and been able to grant nearly $70 million of these 100% government guaranteed loans to our business customer base. Between the PPP loan program and other loan and grant programs we believe that the majority of our business customers are financially stable, at least temporarily. The federal and state assistance is serving to mask the potential long-term impacts of the pandemic caused recession on many of our business borrowers. We are continually assessing our asset quality by staying close to our customers with regular communications so we may assist them assess their individual circumstances. and understand which borrowers may ultimately default.

The very low interest rate environment is creating challenges and opportunities for the bank. While our net interest margin is being squeezed, mortgage lending is much busier than expected. This is benefiting us as we generate gains on residential loans sold on the secondary market. Long term, our region and economy are benefiting from families relocating to our rural, less densely populated region, reversing a persistent outmigration trend.

Thus far in 2020 we have substantially increased our Loan Loss Reserve compared to prior years. Management continues to monitor the variables that impact the loan loss reserve which may warrant further increases in reserves for the balance of 2020. We considered the adequacy of our loan loss reserve, our overall capitalization, and our strong earnings year to date when the Board of Directors approved a 32 cent per share dividend, to holders of record as of July 27, 2020, payable on August 6, 2020.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 20 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	JUNE 30, 2020	JUNE 30, 2019	JUNE 30, 2020		JUNE 30, 2019	JUNE 30, 2020	JUNE 30, 2019	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(6 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$6,049	$4,285	Interest Income	$9,139	$8,904	$18,102	$17,496
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	30,579	21,404	Interest Expense	1,361	1,397	2,818	2,624	Nancy C. Putnam
			Net Interest Income	7,778	7,507	15,284	14,872	David S. Silverman
Interest Bearing Deposits in Banks	9,802	7,311						John H. Steel
			Provision for Loan Losses	500	150	800	200
Investment Securities	86,221	80,568	Net Interest Income After Provision for Loan Losses	7,278	7,357	14,484	14,672	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	43,550	8,983
			Trust Income	178	183	351	351	DIRECTORS
Loans, net	691,837	606,474	Noninterest Income	2,810	2,288	5,155	4,352	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(6,888)	(5,676)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	2,829	2,903	5,950	5,701	Steven J. Bourgeois	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,379	21,259						Dawn D. Bugbee	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,231	1,062	2,213	2,061	John M. Goodrich	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	35,554	29,280						Nancy C. Putnam	Christopher M. Knapp - Northern NH
								Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$917,083	$773,888	Occupancy Expense, net	477	421	991	859	David S. Silverman	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	756	574	1,496	1,139		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
			Other Expenses	1,818	1,840	3,633	3,567		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	JUNE 30, 2020	JUNE 30, 2019	Total	7,111	6,800	14,283	13,327

			Income Before Taxes	3,155	3,028	5,707	6,048	VERMONT
Noninterest Bearing Deposits	$188,741	$128,010
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	484,496	365,645	Income Tax Expense	487	498	843	897	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	146,255	159,145	Net income	$2,668	$2,530	$4,864	$5,151	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	9,497	42,381	Earnings per share	$0.60	$0.56	$1.09	$1.15	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	12,327	9,971	Book Value Per Share			$16.93	$15.38	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,901	9,890						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	1,306	1,020							325 Portland Street	802.748.3121
Retained Earnings								Stowe	47 Park Street	802.253.6600
	66,020	61,292						Williston	Branch
Accumulated Other Comprehensive Income (Loss)	2,717	722							31 Market St	802.878.7900
									Loan Center
									31 Market St	802.865.1000
Treasury Stock at Cost	(4,177)	(4,188)

Total Liabilities & Shareholders' Equity	$917,083	$773,888						NEW HAMPSHIRE
Standby letters of credit were $2,346,009 and $2,078,000 at June 30, 2020 and 2019, respectively.								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408